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                                                                      EXHIBIT 23

                        Consent of Independent Auditors


       We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-32183 and Forms S-8 No. 333-06867 and No. 333-06869) of Equity Residential Properties Trust and in the related Prospectuses of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. and Subsidiaries for the year ended December 31, 1996, included in the Current Report on Form 8-K, dated September 10, 1997, of Equity Residential Properties Trust.


                                    Ernst & Young LLP


Phoenix, Arizona

September 10, 1997